EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”) is effective as of January 1, 2022, by and between The Agrarian Group, LLC., a Pennsylvania limited liability company (“TAG”), and Himalaya Technologies, Inc. a/k/a Himalaya Resources Ltd.  (“Himalaya” or “Homeland”, and together with TAG the “Parties” and individually a “Party”).  Himalaya is a Nevada C-Corp trading under OTC ticker “HMLA”.

WHEREAS, Himalaya desires to obtain from TAG and TAG desires to issue to Himalaya, 1,242,000 Class A membership units of TAG (“Common Units”) in exchange for 99,686 Series B preferred shares of Himalaya (the “Series B Preferred”), par value of $.0001, which is convertible into  99,685,794 shares (the “Conversion Shares”) of the Common Stock, par value  $.0001, of Himalaya (the “Common Stock” and together with the Series B Preferred, the “Stock”), pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.                     Issuance and Exchange of Interests.  Subject to the terms and conditions of this Agreement,

a.                TAG hereby issues and delivers the Common Units / Member Interests to Himalaya; and

b.               Himalaya hereby issues the Series B Preferred to TAG.

2.                     All certificates representing any equity securities subject to the provisions of this Agreement shall have endorsed thereon the following legends:

a.                “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR TAG RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO TAG, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.” And

b.               Any other legend required to be placed thereon under applicable state securities laws.

3.                  Representations and Warranties of Himalaya.  In connection with the issuance of the Stock, Himalaya hereby agrees, represents and warrants to TAG as follows:

(a)                The Conversion Shares represent a total of 19.9% of the issued and outstanding Common Stock of Himalaya, as calculated on a fully diluted basis including all shares of Common Stock (i) issuable upon conversion of preferred stock of Himalaya, (ii) issuable upon exercise of options and warrants of Himalaya, (iii) obtainable upon conversion of any debt securities, and (iv) obtainable pursuant to any other contractual commitment but excluding Himalaya’s planned investment and/or acquisition of 19.9% of GenBio, Inc. and 100.0% of OTC.WATCH LLC which have been disclosed via Form 8-K.

(b)               Himalaya is acquiring the Common Units solely for Himalaya’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(c)                Himalaya is aware of TAG’s business affairs and financial condition and has acquired sufficient information about TAG to reach an informed and knowledgeable decision to acquire the Common Units. Himalaya further represents and warrants that Himalaya has discussed TAG and its plans, operations and financial condition with its officers, has received all such information as Himalaya deems necessary and appropriate to enable Himalaya to evaluate the financial risk inherent in making an investment in the Common Units and has received satisfactory and complete information concerning the business and financial condition of TAG in response to all inquiries in respect thereof.

(d)               Himalaya understands that Himalaya’s acquisition of the Common Units will be a highly speculative investment, and Himalaya is able, without impairing Himalaya’s financial condition, to hold the Common Units for an indefinite period of time and to suffer a complete loss of Himalaya’s investment.

(e)                TAG has disclosed to Himalaya that:

(i)                 The issuance and exchange of the Common Units has not been registered under the Securities Act, that the Common Units must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that TAG is under no obligation to register the Common Units; and

(ii)               TAG will make a notation in its records of the aforementioned restrictions on transfer and legends.

(f)                Himalaya is aware of the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than six months after the date Himalaya has purchased and paid for the Common Units and the availability of certain public information concerning TAG.  Himalaya further represents that Himalaya understands that at the time Himalaya wishes to sell the Common Units there may be no public market on which to make such a sale, and that, even if such a public market then exists, TAG may not be satisfying the current public information requirements of Rule 144, and that, in such event, Himalaya would be precluded from selling the Common Units under Rule 144 even if the six-month minimum holding period had been satisfied.

(g)                Without in any way limiting Himalaya’s representations and warranties set forth above, Himalaya further agrees that Himalaya shall in no event make any disposition of all or any portion of the Common Units which Himalaya is purchasing unless and until:

(i)                 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)               Himalaya shall have (1) notified TAG of the proposed disposition and furnished TAG with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by TAG, furnished TAG with an opinion of Himalaya’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of Himalaya’s counsel shall have been concurred in by counsel for TAG, and TAG shall have advised Himalaya of such concurrence.

4.                  Representations and Warranties of TAG.  In connection with the issuance of the Stock, TAG hereby agrees, represents and warrants to Himalaya as follows:

(a)                The Common Units represent a total of 19.9% of the issued and outstanding equity securities of TAG, as calculated on a fully diluted basis including all membership units  (i) issuable upon conversion of preferred membership units of TAG, (ii) issuable upon exercise of options and warrants of TAG, (iii) obtainable upon conversion of any debt securities, and (iv) obtainable pursuant to any other contractual commitment.

(b)               TAG is acquiring the Stock solely for TAG’s own account for investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(c)                TAG is aware of Himalaya’s business affairs and financial condition and has acquired sufficient information about Himalaya to reach an informed and knowledgeable decision to acquire the Stock. TAG further represents and warrants that TAG has discussed Himalaya and its plans, operations and financial condition with its officers, has received all such information as TAG deems necessary and appropriate to enable TAG to evaluate the financial risk inherent in making an investment in the Stock and has received satisfactory and complete information concerning the business and financial condition of Himalaya in response to all inquiries in respect thereof.

(d)               TAG understands that TAG’s acquisition of the Stock will be a highly speculative investment, and TAG is able, without impairing TAG’s financial condition, to hold the Stock for an indefinite period of time and to suffer a complete loss of TAG’s investment.

(e)                Himalaya has disclosed to TAG that:

(i)                 The issuance and exchange of the Stock has not been registered under the Securities Act, that the Stock must be held indefinitely unless a transfer of it is subsequently registered under the Securities Act or an exemption from such registration is available, and that Himalaya is under no obligation to register the Stock; and

(ii)               Himalaya will make a notation in its records of the aforementioned restrictions on transfer and legends.

(f)                TAG is aware of the provisions of Rule 144 promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, including among other things, the resale occurring not less than six months after the date TAG has purchased and paid for the Stock and the availability of certain public information concerning Himalaya.  TAG further represents that TAG understands that at the time TAG wishes to sell the Stock there may be no public market on which to make such a sale, and that, even if such a public market then exists, Himalaya may not be satisfying the current public information requirements of Rule 144, and that, in such event, TAG would be precluded from selling the Stock under Rule 144 even if the six-month minimum holding period had been satisfied.

(g)                Without in any way limiting TAG’s representations and warranties set forth above, TAG further agrees that TAG shall in no event make any disposition of all or any portion of the Stock which TAGis purchasing unless and until:

(i)                 There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(ii)               TAG shall have (1) notified Himalaya of the proposed disposition and furnished Himalaya with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by Himalaya, furnished Himalaya with an opinion of TAG’s own counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and such opinion of TAG’s counsel shall have been concurred in by counsel for Himalaya, and Himalaya shall have advised TAG of such concurrence.

2.                  “Market Stand-Off” Agreement.  Each Party hereby agrees that in connection with any underwritten public offering by the other Party (the “Issuing Party”), during the period of duration (not to exceed one hundred eighty (180) days, or such other period as may be requested by the Issuing Party or an underwriter of the offering to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE Rules, or any successor provisions or amendments thereto) specified by the Issuing Party and an underwriter of equity securities of the  following the effective date of the registration statement of the Issuing Party filed under the Securities Act with respect to such offering, such Party will not, to the extent requested by the Issuing Party and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Issuing Party held by such Party at any time during such period except securities included in such registration.  If requested by such underwriter, each Party agrees to execute a lock-up agreement in such form as the underwriter may reasonably propose.

3.                  Transfers in Violation of Agreement.  A Party shall not be required (i) to transfer on its books any equity securities which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

4.                  Miscellaneous.

(a)                Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b)               Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery, (ii) when sent by confirmed facsimile or email, if sent during normal business hours of recipient, or if not, then on the next business day, or (iii) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.

(c)                Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of each Party and be binding upon such other Party and its heirs, executors, administrators, successors and assigns.

(d)               Applicable Law; Entire Agreement; Amendments.  This Agreement, together with the exhibits hereto, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties hereto.

(e)                Right to Specific Performance.  Each Party shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violation of this Agreement, said right to be in addition to any other remedies available to such Party.

(f)                Severability.  If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

(g)                Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on January 1, 2022, to be effective as of the date first set forth above.

Himalaya Technologies, Inc. a/k/a Himalaya Resources LTD.	The Agrarian Group, LLC

By: /s/ Vikram Grover	By: /s/ John New
Name: Vikram Grover	Name: John New
Title: Chief Executive Officer	Title: Chief Executive Officer

Address: 1 E. Erie St. Suite 525 #2420 Chicago, IL 60611	Address: 1001 Conshohocken State Rd. #104 Conshohocken, PA 19428